Exhibit 5.1

May 17, 2024

The Progressive Corporation 6300 Wilson Mills Road Mayfield Village, OH 44143

To whom it may concern:

We have acted as counsel to The Progressive Corporation, an Ohio corporation (the “Company”), in connection with its Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the offering of (i) up to 6,000,000 Common Shares, $1.00 par value (the “Common Shares”) that may be issued pursuant to The Progressive Corporation 2024 Equity Incentive Plan (the “2024 Plan”), and (ii) up to 4,185,100 Common Shares representing shares carried forward from The Progressive Corporation 2015 Equity Incentive Plan (the “2015 Plan”) in accordance with the provisions of the 2024 Plan (collectively, all such shares of Common Stock, the “Shares”).

We have examined such documents and such matters of fact and law as we deem necessary to render the opinions contained herein. In our examination, we have assumed, but have not independently verified, the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified, facsimile or other copies, and the authenticity of all such documents. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares to be issued by the Company under the 2024 Plan, when issued and sold in accordance with the terms of the 2024 Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Ohio and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

The Progressive Corporation

May 17, 2024

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & Hostetler LLP